UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2011

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Velocity Way

Foster City, California 94404

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

At the 2011 annual meeting of stockholders (the “Annual Meeting”) of Electronics For Imaging, Inc. (the “Company”) held on May 18, 2011, the Company’s stockholders approved amendments of the Company’s 2009 Equity Incentive Award Plan (the “2009 Plan”), to (1) increase the number of shares of common stock reserved under the plan for future issuance from 5,000,000 shares to 7,000,000 shares, (2) provide the Company flexibility to grant awards under the plan intended to qualify as “performance-based awards” within the meaning of Section 162(m) of the U.S. Internal Revenue Code that would be payable only in cash, and (3) extend the Company’s authority to grant performance-based awards under the plan through the 2016 annual meeting of stockholders. The Company’s Board of Directors previously approved these amendments, subject to stockholder approval, on April 7, 2011. The Company’s executive officers, along with all of the Company’s employees as well as the Company’s non-employee directors and consultants, are eligible to participate in the 2009 Plan.

A summary of the 2009 Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 14, 2011. That summary and the above description of the 2009 Plan do not purport to be complete, and are qualified in their entirety by reference to the 2009 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on five proposals and cast their votes as described below. The proposals are described in detail in the Proxy Statement.

Proposal 1:

The Company’s stockholders elected seven (7) nominees to the Board Of Directors, each to hold office until the next annual meeting or until his successor is duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes*
Eric Brown	40,157,422	507,523	3,341,691
Gill Cogan	36,011,917	4,653,028	3,341,691
Guy Gecht	40,126,454	538,491	3,341,691
Thomas Georgens	40,036,201	628,744	3,341,691
Richard A. Kashnow	39,162,647	1,502,298	3,341,691
Dan Maydan	35,971,976	4,692,969	3,341,691
Fred Rosenzweig	39,657,479	1,007,466	3,341,691

*	Broker non-votes occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner. Broker non-votes had no effect on the outcome of this proposal since the election of directors is based on the votes actually cast.

Proposal 2:

The Company’s stockholders approved the amendment of the 2009 Plan and the reservation of an additional 2,000,000 shares of the Company’s common stock for issuance pursuant to the 2009 Plan as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,084,292	6,420,111	160,542	3,341,691

Proposal 3:

The Company’s stockholders cast their votes with respect to the advisory vote on executive compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,829,676	18,781,953	53,316	3,341,691

Proposal 4:

The Company’s stockholders cast their votes with respect to the advisory vote on the frequency of future advisory votes on executive compensation as set forth below:

One (1) Year	Two (2) Years	Three (3) Years	Abstentions	Broker Non-Votes
32,482,024	19,190	8,071,327	92,404	3,341,691

After consideration of the stockholders’ recommendations, the Company has decided to hold an advisory vote on the compensation of the Company’s named executive officers every year until the earlier of the next statutorily required vote on frequency which shall be no later than the Company’s annual meeting in 2017 or such as time as the Board of Directors determines, in its discretion, that it is appropriate to hold such votes on a less frequent basis.

Proposal 5:

The Company’s stockholders ratified the appointment of PriceWaterhouse Coopers LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 as set forth below:

Votes For	Votes Against	Abstentions	Broker non-Votes
43,901,660	93,489	11,487	0

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Electronics For Imaging, Inc. 2009 Equity Incentive Award Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 20, 2011	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ GUY GECHT
	Name:	Guy Gecht
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Electronics For Imaging, Inc. 2009 Equity Incentive Award Plan